UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):June 10, 2025
Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 888-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Bionano Genomics, Inc. (the “Company”), on June 10, 2025, the Board appointed Kristiina Vuori, M.D., Ph.D., to serve as a member of the Audit Committee of the Board.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 11, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 14, 2025, the record date for the Annual Meeting (the “Record Date”), 3,101,438 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.
A total of 1,483,363 shares of the Company’s common stock were present at the Annual Meeting in person, by virtual attendance, or by proxy, which represents approximately 47.82% of the shares of the Company’s common stock outstanding as of the Record Date.
Proposal 1. Election of Directors.
The Company’s stockholders elected the two persons listed below as Class I Directors, each to serve until the Company’s 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal. The final voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
R. Erik Holmlin, Ph.D.	377,358	336,261	769,744
David Barker, Ph.D.	382,707	330,912	769,744
Proposal 2. Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers.
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement relating to the Annual Meeting. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
375,470	328,513	9,636	769,744
Proposal 3. Ratification of the Selection of Independent Registered Public Accounting Firm.
The Company’s stockholders ratified the selection of BDO USA, P.C. by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,304,265	99,528	79,570	769,744
Proposal 4. Approval of the Issuance of Shares of Common Stock Issuable Upon Exercise of Purchase Warrants.
The Company’s stockholders approved, for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of up to an aggregate of 661,374 shares of common stock issuable upon exercise of certain Purchase Warrants issued pursuant to the securities purchase agreement, dated January 3, 2025, among the Company and certain institutional investors party thereto. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
369,176	311,661	5,782	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionano Genomics, Inc.

Date: June 13, 2025	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)